Exhibit 10.25(d)

ADDITIONAL INVESTMENT RIGHT AGREEMENT

This Additional Investment Right Agreement (the “Additional Investment Right Agreement”), dated as of December 12, 2024, is between Mullen Automotive Inc., a Delaware corporation (the “Company”), and the investors listed on the signature page attached hereto (each, an “Investor” and, collectively, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement, dated as of May 14, 2024, between the Company and the Buyers named therein (the “Purchase Agreement”).

A.         Pursuant to Section 4(k) of the Purchase Agreement, each Buyer has the right, until July 9, 2025, at any time from time to time, in its sole and absolute discretion to purchase from the Company Additional Notes in an amount equal to such Buyer’s pro rata portion of up to an aggregate principal amount of $50,000,000 (approximately $52.6 million including the 5% original discount) on the same terms and conditions as applicable to the purchase and Sale of the Convertible Notes.

B.         The Investors have agreed to effectuate as of the date hereof Additional Purchases pursuant to Section 4(k) of the Purchase Agreement in the amounts set forth on the signature page hereto (the “December Additional Purchase”).

C.         In connection with such Additional Purchase, the Company has agreed each Investor an additional right to purchase from the Company Additional Notes in an amount equal to such Investor’s December Additional Purchase on the same terms and conditions as set forth in Section 4(k) of the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.         Additional Investment Right. Beginning on the date hereof and ending on December 12, 2025, each Investor shall have the right, but not the obligation, at any time from time to time, in its sole and absolute discretion to purchase from the Company Additional Notes in an amount equal to such Investor’s December Additional Purchase on the same terms and conditions as set forth in Section 4(k) of the Purchase Agreement (the “Additional Investment Right”).

2.         Stockholder Approval. The Company shall take all action necessary in accordance with applicable Law, its organizational documents and the rules of the Principal Exchange to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as reasonably practicable for the purpose of obtaining the approval of its stockholders for the issuance of Common Stock pursuant to this Additional Investment Right Agreement in accordance with the applicable rules of the Principal Market (“Stockholder Approval”). The Company shall, in consultation with the Investors, prepare and file with the SEC as promptly as practicable, and in any event by December 27, 2024, a preliminary version of the Proxy Statement to be sent to Company’s stockholders in connection with the Stockholder Meeting. If, prior to the expiration of the ten (10) day waiting period provided in Rule 14a-6 under the 1934 Act, the Company does not receive either (i) comments from the SEC on the preliminary Proxy Statement or (ii) notice from the SEC that it will review the preliminary Proxy Statement, then the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as soon as reasonably practicable, and in any event not later than two (2) Business Days after the expiration of such waiting period, the Company shall use commercially reasonable efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. Promptly following confirmation by the SEC that the SEC has no further comments, the Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders. The Company shall be responsible for 100% of the fees, costs and expenses associated with the preparation, filing and mailing of the Proxy Statement. The Company shall use its reasonable best efforts to solicit proxies to obtain the Stockholder Approval.

3.         Miscellaneous. Section 10 of the Purchase Agreement is hereby incorporated by reference herein.

[signature pages follow]

IN WITNESS WHEREOF, each Investor and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
Name: David Michery Title: Chairman and CEO

[Signature page to Additional Investment Right Agreement]

IN WITNESS WHEREOF, each Investor and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

Esousa Group Holdings, LLC		Additional Purchase Amount: $2,376,973.68

By:	/s/ Michael Wachs
Name: Michael Wachs Title: Managing Member

JADR Capital 2 Pty Ltd.		Additional Purchase Amount: $742,736.84

By:	/s/ Justin Davis-Rice
Name: Justin Davis-Rice Title: Sole Director

Jim Fallon		Additional Purchase Amount: $1,162,105.27

/s/ Jim Fallon

Jess Mogul		Additional Purchase Amount: $290,526.31

/s/ Jess Mogul

Phil Bannister		Additional Purchase Amount: $21,052.64

/s/ Phil Bannister

Mario Silva		Additional Purchase Amount: $36,315.79

/s/ Mario Silva

Additional Purchase Amounts include 5% original issue discount of aggregate principal amount.

[Signature page to Additional Investment Right Agreement]